Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP
OF
OGE ENOGEX PARTNERS L.P.

        This Certificate of Limited Partnership, dated May 30, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

        1.     Name.    The name of the limited partnership is "OGE Enogex Partners L.P."

        2.     Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

    The Corporation Trust Company
    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801

        The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

    The Corporation Trust Company
    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801

        3.     General Partner.    The name and business address of the general partner are:

    OGE Enogex GP LLC
    321 North Harvey
    P.O. Box 321
    Oklahoma City, Oklahoma 73101-0321

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

OGE ENOGEX GP LLC
By:	OGE ENOGEX HOLDINGS LLC, as Sole Member
	By:	OGE ENERGY CORP., as Sole Member
		By:	/s/ JAMES R. HATFIELD
		Name:	James R. Hatfield
		Title:	Senior Vice President and Chief Financial Officer